FOR IMMEDIATE RELEASE

NEWS RELEASE

Nord Resources Corporation
1 W. Wetmore Road, Suite 203
Tucson, Arizona 85705
Tel: (520) 292-0266 Fax: (520) 292-0268

Nord Resources Modifies Plan for Copper Production From New Ore at Johnson Camp Mine

TUCSON, AZ, February 21, 2008 - Nord Resources Corporation (TSX: NRD / OTC: NRDS), which is reactivating the Johnson Camp Mine, today announced that it is modifying its plan to commence copper production from new ore. The modification is being done in light of guidance received from the Arizona Department of Environmental Quality (ADEQ) in connection with the company's outstanding application for the required air quality permit.

Under the modified plan, Nord anticipates that copper production from new ore will require an additional 14 to 20 weeks. Copper cathode production from residual leaching operations which commenced in January 2008 will not be affected by the modified plan.

"Our original plan was to fast-track the assembly and installation of the crushing and conveying systems at the mine while the air quality permit needed for production was being processed by the ADEQ," said John Perry, President and Chief Executive Officer. "By doing so, we had anticipated that we could begin producing copper from newly-mined ore as soon as the third quarter of 2008 and that we would reach full production in the fourth quarter of 2008. That plan would have enabled us to meet our target of about 12 million pounds of copper production in 2008.

"On further examination of the permitting process and based in part on guidance from the ADEQ, we determined that we should not proceed with certain activities at the site including, among other actions, the assembly and installation of the crushing and conveying systems, until we have received the air quality permit. Our decision to modify our production plan is based on our conservative interpretation of the applicable rules, which we feel is important to protecting the excellent working relationship that we have developed with the ADEQ. We believe that adopting this approach will help expedite the processing of our air quality permit application," Mr. Perry said.

"We are examining a number of options to mitigate the effect of this modified approach as much as possible, including accelerating our production and construction plans, once the permit has been received. This could potentially include processing run-of-mine or partially crushed ore while construction is continuing. While somewhat less efficient than originally planned, it would mean being able to undertake processing of new ore as early as the third quarter of 2008, rather than waiting until the fourth quarter of 2008. We will announce the implementation of any of these options as soon as possible."

Mr. Perry further stated, "In the long run, we believe that the modified production plan does not change the potential and attractiveness of the Johnson Camp Mine in creating value for Nord Resources' shareholders. We have discussed the modified production plan with our lender, Nedbank Limited, and do not expect that this will affect the project financing facility that it has provided to us for construction, start-up, and operation of the Johnson Camp Mine."

As a result of the modified production plan, Nord Resources anticipates that, subject to the timing of receipt of the air quality permit, copper production in 2008 will be approximately four million pounds, and that it will reach the full production rate of about 25 million pounds of copper per year at the Johnson Camp Mine in early spring 2009.

Mr. Perry added, "We are in the process of engaging a third-party consultant to investigate the potential to increase annual production beyond the current full production target of approximately 25 million pounds of copper per year, based on the existing estimated reserves."

About Nord Resources

Nord Resources Corporation explores, develops, and operates mineral properties. The company's primary asset is the Johnson Camp Mine located approximately 65 miles east of Tucson, Arizona. As previously announced, and pursuant to a technical report prepared by Bikerman Engineering and Technology Associates, Inc. dated September 28, 2007, the estimated reserves at Johnson Camp Mine are 73.4 million tons of ore, consisting of 55.0 million tons proven and 18.4 million tons probable, at an average total copper grade of 0.335%, based on a copper price of $1.50 per pound and a stripping ratio of 0.66 to 1.

On January 23, 2008, the company announced the results of the first phase of vertical reverse circulation drill holes completed at the Johnson Camp Mine. The drill results reported on the 25 holes drilled, combined with a previous drill hole, indicated the continuation of copper mineralization from the current south edge of the Burro Pit approximately 1,000 feet further to the south. In the Copper Chief deposit area, the drilling increases the drill hole density within the current planned pit in the north area of the deposit and also expands copper mineralization to the northwest and southeast of the planned pit boundaries. As the company has been moving closer to reactivation of the Johnson Camp Mine, management has determined that it should review its mine plan with increasing frequency. As part of that process, the company is planning to incorporate the new drill results into the Burro and Copper Chief block models in the very near future.

The information in this news release has been reviewed by John Cook, P.E., a Director of the company and a Qualified Person under National Instrument 43-101.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, statements may be considered forward-looking statements, including those concerning Nord's expectations with respect to commencement of copper production from newly-mined ore, assembly and installation of the planned crushing and conveying systems at the Johnson Camp Mine, the air quality permitting process and copper production targets, as well as statements concerning the various options being examined by Nord with the view to mitigating the effect of its modified plan. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of copper, general economic, market and business conditions, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Forward-looking statements or information are subject to a variety of risks and uncertainties that could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to the Company's plans at its Johnson Camp Mine Property and other mineral properties, the interpretation of drill results and the estimation of mineral resources and reserves, the geology, grade, and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, metal recoveries, accidents, equipment breakdowns, title matters, labor disputes or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, failure to obtain the necessary permits or adequate financing on a timely basis, the effect of hedging activities, including margin limits and margin calls, regulatory restrictions, including environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions which are available through SEDAR at www.sedar.com. These are among the primary risks we foresee at the present time. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

Neither the TSX nor any regulatory authority accepts responsibility for the adequacy or accuracy of this release.

For further information:
John Perry
President and Chief Executive Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
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